Exhibit 3.47
REG-C-EA (08-05) STATE OF NEW JERSEY DIVISION OF REVENUE BUSINESS ENTITY AMENDMENT FILING Complete the followings information and. sign in the: space provided. Please note that once filed, the information Refer to the instructions for delivery/return option, filing fees and field-by-field requirements. Remember to filing. Use attachments if more space is required for any field, or if you wish to add articles for the public rec. A. Business Name: Pathology Solutions Limited Liability Company Business Entity NJ 10-digit ID number: 0400084729 B. Statutory Authority for amendment: 42:2B (See Instructions for List of Statutory Authorities) C. ARTCLE.1 OF THE CFRTIFTCATE of the above referenced business is attended to read as follows. (If more space is necessary, use attachment) Pathology Solution, LLC 0400084729 D. Other Provisions: (Optional). E. Date Amendment was adopted: F. CERTIFICATION OF CONSENT/VOTING: (If required by one of the following laws cired, certify consent/voting) N.J.S.A. 14A:9-1 et seq. or N.J.S.A. 15A:9.1 et seq. Profit and Non-Profit Corps. Amendment by the Incorporators Amendment was adopted by unanimous consent of the Incorp(numbers) N.J.S.A. 14A:9-2(4) and 14A:0-4(3), Profit Corps. Amendment by the Shareholders Amendment was adopted by the directors and thereafter adopted by the Shareholders. Number of shares outstanding at the time the amendment was adopted and total number of shares entitled to vote thereon if applicable, List the designation and number of each class/series of shares entitled to vote: List votes for and against amendment, and if applicable, show the vote by designation and number of each class/series of shares entitled to vote: Number of Shares Voting for Amendment Number of Shares Voting Against Amendment ** If the amendment provided for the exchange, reclassification, or cancellation of issued shares, attach a statement indicating the manner in which same shall be effected. N.J.S.A. 15A:9-4, Non-profit Corps., Amendment by Members or Trustee The corporation has does not have members. If the corporation has members, indicate the number entitled to vote and how voting was accomplished: At a meeting of the Corporation, Indicate the number VOTING FOR and VOTING AGAINST if any class of members may vote as a class, set forth the number in each class, the votes for and against by class and the number at the meeting: Class Number of Members Voting for Amendment Voting Against Amendments Adoption was by unanimous written consent without a meeting. If the corporation does not have members, indicate the total number of Trusteeand how voting was accomplished At a meeting of the corporation. The number of Trustee VOTING FOR and VOTING AGAINST Adoption was by unanimous written consent without a meeting. G. AGENT/OFFICE CHANGE New Registered Agent: The Corporation Trust Company Registered Office: (Must be a NJ street address) Street 820 Bear Tavern Road City West Trentory Zip 08628 H. SIGNATURE(S) FOR THE PUBLIC RECORD (see instructions for information on signature Requirements) Signature Title Authorized Representative Date 4/10/10 Signature Title Date The above signed certified that the business entity has complied with all applicable NJ statutory filing requirements 2281461 4136870